SURRENDER AGREEMENT

THIS SURRENDER AGREEMENT ("Agreement") is made effective as of this 18th day of April, 2018, by and between UTICA LEASECO, LLC, a Florida limited liability company, its successors and assigns ("Lessor"), whose address is 905 South Boulevard East, Rochester Hills, Michigan 48307, and 1847 NEESE INC., a Delaware corporation and NEESE, INC., an Iowa corporation, their successors and permitted assigns (individually and collectively, "Lessee"), each with an address at 303 Division Street East, Grand Junction, Iowa 50107. All capitalized terms not defined in this Agreement shall have the meanings ascribed to them in the Lease Documents.

RECITALS

A. Lessor and Lessee entered into a certain Master Lease Agreement dated on or about March 3, 2017 (the "Lease"), together with the schedules executed in connection therewith, including, without limitation, that certain (a) Equipment Schedule NEESE-0001 executed by Lessee in favor of Lessor on or about March 3, 2017 ("Schedule 1") and (b) Equipment Schedule NEESE-0002 executed by Lessee in favor of Lessor on or about March 3, 2017 ("Schedule 2"), under which Lease Lessee leased from Lessor the Equipment (as defined in the Lease) located on or stored at the property commonly known as 303 Division Street East, Grand Junction, Iowa 50107 or any other location determined by Lessee or its agents (collectively , the "Premises"). The Lease is supported by a certain Master Lease Guaranty dated on or about March 3, 2017, executed by Ellery W. Roberts ("Guarantor") in favor of Lessor (individually and collectively, the "Guaranty"). (The Lease, the Guaranty and any and all other documentation entered into by Lessee or Lessor evidencing, governing and securing the transaction contemplated under the Lease shall sometimes hereinafter be referred to as the "Lease Documents" and all indebtedness and obligations, including, without limitation, the Rent (as defined in the Lease) owing by the Lessee to the Lessor under the Lease Documents shall hereinafter be referred to as the "Lessor Obligations").

B. Lessee has defaulted in certain of its obligations under the Lease Documents for failure to pay the rental payments and late fees.

C. Lessor and Lessee acknowledge and agree that the terms of this Agreement shall not be effective unless and until the occurrence of a Triggering Event (as such term is defined in the Letter Agreement, dated the date hereof, between the Lessor, the Lessee and the Guarantor named therein), and that regardless of the date that the terms of this Agreement become operative, all notice provisions contained in the Lease Documents shall be deemed complied with by Lessor, and all grace periods shall be deemed either expired or waived by Lessor and Guarantor without curing the default in full. On such date that this Agreement becomes operative, the Lessor shall be deemed to have declared or concurrently therewith declares the Lessor Obligations to be due and payable.

NOW, THEREFORE, for valuable consideration, receipt of which is acknowledged, Lessee agrees as follows:

1. **Acknowledgement.** Lessee acknowledges and agrees that (a) Lessee is in default under the Lease Documents; (b) the Lessor Obligations are currently due and payable in full without offset, defense or counter-claim and (c) the Lease Documents are valid, binding and fully enforceable according to their respective terms. Lessee further acknowledges and agrees to the truth and accuracy of the recitals set forth above and agrees that all such recitals are hereby incorporated in full, and made a part of this Agreement.

2. **Surrender of Possession.** Immediately upon effectiveness of this Agreement, without notice or observance of any grace periods:

a. Lessee hereby covenants and agrees to immediately surrender possession of the Equipment to the Lessor or, at Lessor's direction, Lessor's agent, in accordance with the terms of the Lease Documents. Lessee agrees to direct any third party in possession of any Equipment to immediately surrender possession of such Equipment to the Lessor or Lessor's agent. Lessee agrees to deliver possession of keys, combinations to locks and other security devices, bills of sale or other evidence of title and certificates of title executed in blank to permit the Lessor or Lessor's agent to effect the possession and disposition contemplated herein. Lessee hereby appoints the Lessor attorney in fact with the express authority to execute any documents or instruments (including any certificates of title) necessary to dispose of or transfer title to the Equipment. Any bailee or party storing any of the Equipment may rely on this document without further inquiry in releasing any of the Equipment to the care and custody of Lessor.

b. Lessee agrees to deliver to the Lessor or Lessor's agent all accounting and other records pertaining to, and all writings evidencing the Equipment or any portion thereof, together with all books, records and documents of the Lessee related thereto in whatever form kept by Lessee, and all forms, programs, software and other materials and instructions necessary or useful to the Lessor in connection with such records; all records regarding the registration and licensing of titled vehicles and equipment; all licenses; all customer lists; all maintenance records on any vehicles, machinery and equipment; all parts lists; customer lists; and all passwords to any computer systems and software directly related to the Equipment.

3. **No Obligation to Assume.** Lessee agrees that, in accepting the surrender of possession of the Equipment pursuant to this Agreement, the Lessor does not agree, and shall not be deemed to have agreed, to assume or undertake any obligations of Lessee or any other person or entity, including, without limitation, any obligations with respect to the Equipment.

4. **Control of Equipment.** Lessee hereby authorizes the Lessor and/or Lessor's agents to remove the Equipment from the Premises, or elsewhere, and to hold the same pursuant to the Lessor's rights as the owner of the Equipment (or, in the event that the Lease is characterized as a financing transaction, a secured creditor of the Equipment).

5. **Sale.** Lessee hereby authorizes the Lessor and/or Lessor's agents to sell the Equipment in accordance with the Lease or otherwise at Lessor's full discretion, and, to the extent applicable , in accordance with the Michigan Uniform Commercial Code. Lessee hereby waives its right to notice of such sales. Notwithstanding anything to the contrary provided in the Lease Documents, Lessee hereby acknowledges and agrees that any and all of the proceeds of any such sale shall be remitted to Lessor.

6. **Advice of Counsel.** LESSEE ACKNOWLEDGES THAT IT HAS REVIEWED THIS AGREEMENT IN ITS ENTIRETY, HAVING CONSULTED WITH SUCH LEGAL, TAX OR OTHER ADVISORS AS IT DEEMS APPROPRIATE AND UNDERSTANDS AND AGREES TO EACH OF THE PROVISIONS OF THIS AGREEMENT AND FURTHER ACKNOWLEDGES THAT IT HAS ENTERED INTO THIS AGREEMENT VOLUNTARILY.

7. **Parties Benefited and Bound.** This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto, their successors and assigns. No other party shall be entitled to enforce this Agreement.

8. **Amendment.** No amendment, modification, rescission, waiver or release of any provision of this Agreement shall be effective unless the same is in writing signed by the parties.

9. **Applicable Law.** This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan.

IN WITNESS WHEREOF, the parties have executed this Agreement the day and year written above.

1847 NEESE INC.
Lessee

By: ______________________
Name: Ellery W. Roberts
Title: CEO

NEESE, INC.
Lessee

By: ______________________
Name: Ellery W. Roberts
Title: CEO

UTICA LEASECO, LLC,
a Florida limited liability company

By: ______________________
Ryann Whitmore
Its: Assistant Vice President